Exhibit 99.2

Investor Update – March 24, 2022

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes expected operational and financial information, including operating cost per available seat mile, excluding fuel and other items (CASMex) and cash flow from operations. Our disclosure of CASMex, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expenses per available seat mile. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information

This investor update may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2021. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED

This investor update provides information about recent developments and performance trends for Alaska Air Group, Inc. (the Company), and subsidiaries Alaska Airlines and Horizon Air. Due to the unusual nature of 2021 and 2020, all comparisons are to the comparable period in 2019.
On March 24, 2022 we announced plans to accelerate our transition to a single mainline fleet, including plans to retire all Airbus A320 aircraft by early 2023 and our intent to phase out all A321 aircraft by the end of 2023, subject to agreement with counterparties. We also announced plans to transition to a single regional fleet, with all Q400 aircraft to be retired by the end of 2023. Subsequent to our announcement, certain fleet transition costs will be reported as special items. Such costs include impairment charges, lease return costs, and other incremental costs incurred as a consequence of the accelerated fleet transition.
First Quarter 2022 Forecast Information
The following reflects our expectations for first quarter results, which have been updated to reflect recent changes in demand as well as impacts from the extension of our co-branded credit card agreement with Bank of America announced this morning. Bookings in the first quarter have improved dramatically since hitting lows in early January as a result of the Omicron variant. Since then, demand has returned to above 2019 levels and yields have shown significant strength. Corporate bookings have also shown improvement, with recent bookings trends at 60% of 2019 levels. The extension of our credit card agreement and the improvement in the demand environment has resulted in stronger expected results versus our previous guidance.

	Q1 Expectation	Previous Q1 Expectation(a)
Capacity (ASMs) % change versus 2019	Down ~11% to 12%	Down ~10% to 13%
Revenue passengers % change versus 2019	Down ~17% to 18%	Down ~19% to 21%
Passenger load factor	~76% to 78%	71% to 74%
Total revenue % change versus 2019	Down ~11% to 12%	Down ~14% to 17%
Cost per ASM excluding fuel and special items % (CASMex) change versus 2019	Up 18% to 19%	Up ~15% to 18%
Economic fuel cost per gallon	~$2.62	$2.60 to $2.65(b)
Non-operating expense	~$6 to $8 million	~$8 to $10 million
Adjusted Tax Rate	~24% to 25%	~24% to 25%
(a)As updated on Form 8-K on January 27, 2022.
(b)As updated on Form 8-K on March 8, 2022.

Full Year 2022 Forecast Information
The following reflects our expectations for full year results, and introduces adjusted pre-tax margin expectations. Given slightly reduced levels of flying in the first half of the year, capacity for the full year has moderated approximately 2 points from our previously issued expectations. Our unit cost expectations have similarly increased by approximately 2 points. Our full year adjusted pre-tax margin expectation reflects an assumed economic fuel price of $2.80 per gallon based on the current fuel price environment. Given volatility in fuel prices, this assumption is subject to change.

	Full Year Expectation	Prior Full Year Expectation (c)
Capacity (ASMs) % change versus 2019	Up 1% to 3%	Up 2% to 6%
CASMex change versus 2019(d)	Up 3% to 5%	Up 1% to 3%
Adjusted Pre-tax margin(d)	6% to 9%	-
Capital Expenditures	$1.6 billion to $1.7 billion	$1.6 billion to $1.7 billion
(c)    As updated on the Company's Q4 2021 earnings call on January 27, 2022.
(d) Full year 2022 CASMex expectations and full year 2022 adjusted pre-tax margin expectations exclude special items associated with our fleet transitions. Such special items include impairment charges, lease return costs, and other incremental costs incurred as a consequence of the accelerated fleet transition.

Non-GAAP Reconciliations

Pursuant to Regulation G, we are providing reconciliations of non-GAAP financial measures utilized in our Investor Day presentation to the most directly comparable financial measure reported on a GAAP basis. These non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for GAAP results.

Adjusted pre-tax income and margin. We eliminate certain special items (including, but not limited to, Payroll Support Program wage offset, impairment charges, fleet and personnel restructuring charges, mark-to-market fuel hedge accounting adjustments and merger-related costs) from our Income before income tax as we believe the metric provides better visibility into results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in operating costs can result in a significant improvement in operating results. Further, disclosure of results of our operation excluding special items provides investors the ability to measure and monitor performance both including and excluding one-time charges or benefits. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

Reconciliation of second-half 2021 adjusted pre-tax margin

(in millions)	Q3 2021	Q4 2021	2H 2021
Total Operating Revenues	$1,953	$1,899	$3,852

Income before income tax	245	29	274
Special items	(9)	17	8
Adjusted Income before income tax	$236	$46	$282
Adjusted Pre-tax margin	12%	2%	7%

Reconciliation of historical adjusted pre-tax margin

(in millions)	2021	2020	2019	2018	2017	2016	2015	2014
Total Operating Revenues	$6,176	$3,566	$8,781	$8,264	$7,894	$5,925	$5,598	$5,368

Income (loss) before income tax	629	(1,840)	1,016	585	1,159	1,316	1,312	975
Special items	(972)	89	38	154	109	104	32	(53)
Adjusted Income (loss) before income tax	$(343)	$(1,751)	$1,054	$739	$1,268	$1,420	$1,344	$922
Adjusted Pre-tax margin	(6)%	(49)%	12%	9%	16%	24%	24%	17%

(in millions)	2013	2012	2011	2010	2009	2008	2007	2006
Total Operating Revenues	$5,156	$4,657	$4,318	$3,832	$3,400	$3,663	$3,506	$3,334

Income (loss) before income tax	816	514	394	406	203	(213)	201	(91)
Special items	(200)	38	69	18	(53)	224	(52)	304
Adjusted Income (loss) before income tax	$616	$552	$463	$424	$150	$11	$149	$213
Adjusted Pre-tax margin	12%	12%	11%	11%	4%	—%	4%	6%

(in millions)	2005	2004	2003	2002	2001	2000
Total Operating Revenues	$2,975	$2,724	$2,445	$2,224	$2,153	$2,194

Income (loss) before income tax	137	(21)	29	(102)	(64)	(27)
Special items	(46)	26	(71)	-	10	-
Adjusted Income (loss) before income tax	$91	$5	$(42)	$(102)	$(54)	$(27)
Adjusted Pre-tax margin	3%	—%	(2)%	(5)%	(3)%	(1)%